Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-128293) on Form S-8 and in Registration Statement (No. 333-160305) on Form S-3 of Orchids Paper Products Company of our report dated March 11, 2011, relating to our audits of the financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Orchids Paper Products Company for the year ended December 31, 2010.

/s/ HoganTaylor LLP

Tulsa, Oklahoma

March 11, 2011

688 E. Millsap, Suite 203, Fayetteville, AR 72703-4095

P 479.521,9191  F 479.521.2817

www.hogantaylor.com